EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Index Funds
File Number: 811-2652
Registrant CIK Number: 0000036405


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 2-Extended Market Index

Item 74

U)      1. Number of shares outstanding                                                                              171,479
        2. Number of shares outstanding for a second class of shares of open-end company shares                      41,174
        3. Number of shares outstanding for a third class of shares of open-end company shares                       60,742
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      2,794

V)      1. Net asset value per share (to the nearest cent)                                                           28.27
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 28.29
        3. Net asset Value per share of a third class open-end company shares (to the nearest cent)                  28.31
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                 74.63


Series 3 - Total Stock Market Index

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $172,281
2. Dividends for a second class of open-end company shares                                                          $60,745
3. Dividends for a third class of open-end company shares                                                           $60,948
4. Dividends for a fourth class of open-end company shares                                                          $20,403

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.17
        2. Dividends from a second class of open-end company shares                                                 $.18
        3. Dividends from a third class of open-end company shares                                                  $.186
        4. Dividends for a fourth class of open-end company shares                                                  $.73

Item 74

U)      1. Number of shares outstanding    									   1,038,726
        2. Number of shares outstanding for a second class of shares of open-end company shares                      346,596
        3. Number of shares outstanding for a third class of shares of open-end company shares                       331,472
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      28,999

V)      1. Net asset value per share (to the nearest cent)                                                  		26.83
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)     		26.83
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)     		26.84
	4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)     		110.25

Series 4 - Value Index

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $32,058
2. Dividends for a second class of open-end company shares                                                          $9,348
3. Dividends for a third class of open-end company shares                                                           $5,855
4. Dividends for a fourth class of open-end company shares                                                          $773

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.20
        2. Dividends from a second class of open-end company shares                                                 $.208
        3. Dividends from a third class of open-end company shares                                                  $.212
        4. Dividends for a fourth class of open-end company shares                                                  $.534

Item 74

U)      1. Number of shares outstanding   									    162,527
        2. Number of shares outstanding for a second class of shares of open-end company shares                      46,338
        3. Number of shares outstanding for a third class of shares of open-end company shares                       26,755
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      2,102

V)      1. Net asset value per share (to the nearest cent)                                                  		19.45
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)     		19.45
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)     		19.45
	4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)     		49.89

Series 5 - Growth Index

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $21,346
2. Dividends for a second class of open-end company shares                                                          $3,636
3. Dividends for a third class of open-end company shares                                                           $3,002
4. Dividends for a fourth class of open-end company shares                                                          $216

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.07
        2. Dividends from a second class of open-end company shares                                                 $.081
        3. Dividends from a third class of open-end company shares                                                  $.085
        4. Dividends for a fourth class of open-end company shares                                                  $.16

Item 74

U)      1. Number of shares outstanding   									    304,787
        2. Number of shares outstanding for a second class of shares of open-end company shares                      45,489
        3. Number of shares outstanding for a third class of shares of open-end company shares                       37,440
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      1,903

V)      1. Net asset value per share (to the nearest cent)                                                  		25.60
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)     		25.60
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)     		25.60
	4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)     		49.75

Series 6-Small Cap Index

Item 74

U)      1. Number of shares outstanding                                                                              231,807
        2. Number of shares outstanding for a second class of shares of open-end company shares                      47,933
        3. Number of shares outstanding for a third class of shares of open-end company shares                       60.421
	4. Number of shares outstanding for a fourth class of shares of open-end company shares			     1,506

V)      1. Net asset value per share (to the nearest cent)                                                           24.33
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 24.35
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  24.36
	4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                 50.90


Series 7-Mid Cap Index

Item 74

U)      1. Number of shares outstanding                                                                              307,086
        2. Number of shares outstanding for a second class of shares of open-end company shares                      15,577
        3. Number of shares outstanding for a third class of shares of open-end company shares                       107,183
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      402

V)      1. Net asset value per share (to the nearest cent)                                                           13.89
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 63.00
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  13.92
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                 50.94

Series 8-Small Cap Value Index

Item 74

U)      1. Number of shares outstanding                                                                              170,719
        2. Number of shares outstanding for a second class of shares of open-end company shares                      9,460
        3. Number of shares outstanding for a third class of shares of open-end company shares                       504

V)      1. Net asset value per share (to the nearest cent)                                                           12.42
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 12.46
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  51.90


Series 9 -Small Cap Growth Index

Item 74

U)      1. Number of shares outstanding                                                                              89,700
        2. Number of shares outstanding for a second class of shares of open-end company shares                      2,530
        3. Number of shares outstanding for a third class of shares of open-end company shares                       1,300

V)      1. Net asset value per share (to the nearest cent)                                                           14.02
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 14.05
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  49.91

Series 10 - Large-Cap Index

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $175
2. Dividends for a second class of open-end company shares                                                          $44
3. Dividends for a third class of open-end company shares                                                           $409

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.195
        2. Dividends from a second class of open-end company shares                                                 $.249
        3. Dividends from a third class of open-end company shares                                                  $.462

Item 74

U)      1. Number of shares outstanding                                                                             1,104
        2. Number of shares outstanding for a second class of shares of open-end company shares                       206
        3. Number of shares outstanding for a third class of shares of open-end company shares                        400

V)      1. Net asset value per share (to the nearest cent)                                                           20.09
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 25.11
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)     	     49.71



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